                                                                    EXHIBIT 4(c)

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                              SERIES B CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                              EYE TECHNOLOGY, INC.


         Eye Technology, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its certificate of incorporation as amended and in accordance with the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $.01 per share, designated as Series B Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Eye Technology, Inc. (the "Corporation") hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series B Convertible Preferred Stock" (hereinafter called "Series B"). Each share of Series B shall be identical in all respects with all other shares of Series B.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series B shall initially be 15,000, which number may from time to time be increased or decreased (but not below the number thereof then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. The holders of shares of Series B shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, cash dividends at the annual rate of $150 per share, and no more, payable annually on the second day of January in each year with respect to the annual dividend period (or portion thereof) for the immediately preceding calendar year preceding such respective dividend payment date, to holders of record on the respective date, not more than sixty nor less than ten days preceding such dividend payment date, fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

         So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, other than a dividend payable solely in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one share of junior stock in each case, for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), unless all declared and unpaid dividends on all outstanding shares of Series B for all past dividend periods shall have been paid. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the shares of Series B shall not be entitled to participate therein.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full the redemption price in effect at the date of such distribution as provided in
Section 5 hereof.

         If such amount shall have been paid in full to all holders of shares of Series B, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this Section 4, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         SECTION 5. REDEMPTION. Series B shall not be redeemable by the Corporation prior to December 21, 2022. On or after December 31, 2022, the Corporation, at the option of the Board of Directors, may redeem in whole or in part the shares of Series B at the time outstanding, upon notice given as hereinafter specified, at the redemption price as provided in this Section 5. The redemption price for shares of Series B shall be $3,000 per share, together with declared and unpaid dividends to the redemption date.

         Notice of every redemption of shares of Series B shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be a least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series B designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B.

         In case of redemption of a part only of the shares of Series B at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of Series B shall be redeemed from time to time.

         If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

         Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         SECTION 6. CONVERSION RIGHTS. The holders of shares of Series B shall have the right, at their option, at any time before the date fixed for the redemption of such share to surrender the certificate evidencing such share, accompanied by written notice of election to convert, and receive in lieu thereof a certificate evidencing Three Thousand Two Hundred and Eighty (3,280) shares of Common Stock of this Corporation.

         The shares of Series B shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation.

         In order to convert shares of Series B into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any unpaid dividends on the shares of Series B surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Shares of Series B shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series B are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the third full business day prior to the date fixed for redemption, unless default shall be made in payment of the redemption price.

         No fractional shares of Common Stock shall be issued upon conversion of shares of Series B, but, instead of any fraction of a share which would otherwise be issuable, the Corporation at its option may make a cash settlement in respect thereof on the basis of the closing price of the Common Stock on the date of conversion, or may issue scrip certificates exchangeable together with other such scrip certificates aggregating one or more full shares for certificates representing such full share or shares. Until the exchange thereof for certificates representing full common shares, the holder of any such scrip certificates shall not be entitled to receive dividends thereon, to vote with respect thereto, or to have any other rights by virtue thereof as a shareholder of this Corporation, except such rights, if any, as the Board of Directors may in its discretion determine in the event of dissolution of this Corporation.

         In the event that this Corporation at any time prior to such conversion either (a) subdivide the outstanding Common Stock into a greater number of shares, (b) combine the outstanding Common Stock into a smaller number of shares, (c) change the outstanding Common Stock into the same or given number of shares of any other class or classes or shares, (d) declare on or in respect of the Common Stock a dividend payable in shares or other securities of this Corporation, or (e) offer to the holders of Common Stock any rights to subscribe for shares or for other securities of this Corporation, then the holders of the Series B shall be entitled, as the case may be, to receive the same number of Common Stock or shares of any other class or classes of shares or other securities of this Corporation or shall be entitled to subscribe for and purchase at the same price that the shares or securities are offered to holders of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding Common Stock prior to such increase or decreases as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of Common Stock into which their preferred shares were convertible on the record date for any such dividend or subscription.

         In the event this Corporation, at any time while any of such Series B shares are outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business, lawful provisions shall be made as part of the terms of such consolidation, merger, sale, or lease that the holder of such Series B may thereafter receive in lieu of such Common Stock otherwise issuable to him/her upon conversion of such Series B, but at the conversion rate which would otherwise be in effect at the time of conversion as herein provided, the same kind and amount of securities or assets as may be issuable, distributable, or payable upon such consolidation, merger, sale, or lease, with respect to Common Stock of this Corporation.

         Upon proper authorization by an amendment to the certificate of incorporation, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series B, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B then outstanding.

         The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series B pursuant thereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

         SECTION 7. VOTING RIGHTS. Except as otherwise provided by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of shares of Series B shall have the right to vote or consent at all meetings of the shareholders of this Corporation or in respect of all matters on which the consent of shareholders is required as one class. The holders of each share of Series B shall be entitled to 500 votes for each such share held.

         So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least 66 2/3% of the shares of Series B and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which would alter or change the powers, preferences or special rights of the holder of the Series B and of all such other series of the Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series ranking on a parity with the shares of Series B and all such other series of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or special rights of the holders of the shares of Series B and all such other series of the Preferred Stock; and provided, further, that if any such amendment, alteration or repeal would affect adversely any powers, preferences or special rights of the holders of the shares of Series B which are not enjoyed by some or all of the holders of the other series otherwise entitled to vote in accordance with this paragraph, the consent of the holders of at least 66 2/3% of the shares of Series B and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least 66 2/3% of the shares of Series B and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph;

                  (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the shares of Series B in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; or

                  (iii) The merger or consolidation of the Corporation with or into any other corporation, unless the surviving or resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to the Series B in the distribution of assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series B immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the surviving or resulting corporation;

provided , however, that no such consent of the holders of Series B shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security or securities is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Series B at the time outstanding.

         So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series B given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Series B, or the authorization or creation of, or the increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking on a parity with the Series B in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such consent shall be required if, at or prior to the time such increase, decrease, authorization or creation of parity shares is to be made, provision is made for redemption of all shares of Series B at the time outstanding.

         SECTION 8. DEFINITION. As used herein with respect to Series B, the following term shall have the following meaning:

                  (a) The term "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series B has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         SECTION 9. OTHER RIGHTS. The shares of Series B shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein."

         IN WITNESS WHEREOF, Eye Technology, Inc. has caused this certificate to be signed by Robert J. Fitzsimmons, its President, this 6th day of February, 1998.

                                                EYE TECHNOLOGY, INC:

                                                By: /s/ Robert J. Fitzsimmons
                                                   ----------------------------
                                                Name:  Robert J. Fitzsimmons
                                                     --------------------------
                                                Title: President
                                                      -------------------------

ATTEST:

By:    Samuel P. Sears, Jr.
   ------------------------------------
   Samuel P. Sears, Jr., Secretary